UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2012

Cole Credit Property Trust IV, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-169533 (1933 Act)	27-3148022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 30, 2012, six wholly-owned subsidiaries of Cole Operating Partnership IV, LP (“CCPT IV OP”), the operating partnership of Cole Credit Property Trust IV, Inc. (the “Company”), entered into an agreement of purchase and sale (the “Purchase Agreement”) with two entities, which are not affiliated with the Company, its advisor or any of their affiliates, for the purchase of six Stripes convenience store properties, as follows:
Stripes – Brownsville, TX - Cole VS Brownsville TX, LLC, a Delaware limited liability company (“Cole Brownsville”), agreed to purchase from NNN Retail Properties Fund Sub I LLC, a Delaware limited liability company (“NNN Sub I”), an approximately 5,000 square foot single-tenant convenience store building leased to Stripes LLC (“Stripes”) and located in Brownsville, TX (the “VS Brownsville Property”), for a purchase price of approximately $2.8 million, exclusive of closing costs. The VS Brownsville Property was constructed in 2007. Pursuant to the terms of the Purchase Agreement, on August 30, 2012, Cole Brownsville purchased the VS Brownsville Property from NNN Sub I.

Stripes – Mission, TX - Cole VS Mission TX, LLC, a Delaware limited liability company (“Cole Mission”), agreed to purchase from NNN Sub I an approximately 5,000 square foot single-tenant convenience store building leased to Stripes and located in Mission, TX (the “VS Mission Property”), for a purchase price of approximately $2.6 million, exclusive of closing costs. The VS Mission Property was constructed in 2006. Pursuant to the terms of the Purchase Agreement, on August 30, 2012, Cole Mission purchased the VS Mission Property from NNN Sub I.

Stripes – McAllen, TX - Cole VS McAllen TX, LLC, a Delaware limited liability company (“Cole McAllen”), agreed to purchase from NNN Sub I an approximately 5,000 square foot single-tenant convenience store building leased to Stripes and located in McAllen, TX (the “VS McAllen Property”), for a purchase price of approximately $2.8 million, exclusive of closing costs. The VS McAllen Property was constructed in 2007. Pursuant to the terms of the Purchase Agreement, on August 30, 2012, Cole McAllen purchased the VS McAllen Property from NNN Sub I.

Stripes – Odessa, TX - Cole VS Odessa (42nd) TX, LLC, a Delaware limited liability company (“Cole Odessa”), agreed to purchase from NNN Retail Properties Fund Sub II LLC, a Delaware limited liability company (“NNN Sub II”), an approximately 4,000 square foot single-tenant convenience store building leased to Town & Country Food Stores, Inc. (“Town & Country”) and located in Odessa, TX (the “VS Odessa Property”), for a purchase price of approximately $6.2 million, exclusive of closing costs. The VS Odessa Property was constructed in 1998. Pursuant to the terms of the Purchase Agreement, on August 30, 2012, Cole Odessa purchased the VS Odessa Property from NNN Sub II.

Stripes – Midland, TX - Cole VS Midland TX, LLC, a Delaware limited liability company (“Cole Midland”), agreed to purchase from NNN Sub II an approximately 4,000 square foot single-tenant convenience store building leased to Town & Country and located in Midland, TX (the “VS Midland Property”), for a purchase price of approximately $6.8 million, exclusive of closing costs. The VS Midland Property was constructed in 2002. Pursuant to the terms of the Purchase Agreement, on August 30, 2012, Cole Midland purchased VS Midland Property from NNN Sub II.

Stripes – Brownwood, TX - Cole VS Brownwood TX, LLC, a Delaware limited liability company (“Cole Brownwood”), agreed to purchase from NNN Sub II an approximately 4,000 square foot single-tenant convenience store building leased to Town & Country and located in Brownwood, TX (the “VS Brownwood Property”), for a purchase price of approximately $3.9 million, exclusive of closing costs. The VS Brownwood Property was constructed in 2005. Pursuant to the terms of the Purchase Agreement, on August 30, 2012, Cole Brownwood purchased VS Brownwood Property from NNN Sub II.

Each of the leases with Stripes and Town & Country is guaranteed by Susser Holdings Corporation, a Delaware corporation. The respective purchases of the VS Brownsville Property, the VS Mission Property, the VS McAllen Property, the VS Odessa Property, the VS Midland Property and the VS Brownwood Property were funded with proceeds from the Company’s ongoing public offering of common stock and with borrowings from the Company’s revolving bank credit facility with J.P. Morgan Securities, LLC, as sole lead arranger (the “Credit Facility”). CCPT IV OP borrowed $22.0 million under the Credit Facility on August 30, 2012. As of August 30, 2012, the borrowing base under the Credit Facility, based on the underlying collateral pool for qualified properties, and amount outstanding under the Credit Facility were approximately $41.5 million and $32.0 million, respectively. In connection with the property acquisitions described above, the Company paid an affiliate of Cole REIT Advisors IV, LLC, the Company’s advisor, aggregate acquisition fees of approximately $503,000.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information pertaining to the Company’s borrowings under the Credit Facility set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2012	COLE CREDIT PROPERTY TRUST IV, INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Senior Vice President of Accounting
Principal Accounting Officer

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